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                                                                  Rule 424(b)(3)
                                                      Registration No.  33-50463

                  PRICING SUPPLEMENT NO. 2038 DATED DECEMBER 28, 1997 TO PROSPECTUS SUPPLEMENTAL DATED NOVEMBER 12, 1997
                    AND BASE PROSPECTUS DATED NOVEMBER 5, 1997

 Issuer:                             National Rural Utilities CFC

 Principal Amount:            $ 150,000.00

 Issue Price:                       100% of Principal Amount

 Original Issue Date:           12/31/97

 Maturity Date:                   02/15/99

 Interest Rate:                      5.910% per annum

 Record Dates:                     Each January 1 and July 1

 Interest Payment Dates:       Each January 15 and July 15

 Redeemable Date:                 None

 Agent's Commission:             None

 Form of Note
 (Book-Entry or Certificated):  Certificated

 Other Terms:                          None



Medium-Term Notes, Series C may be issued by the Company in an aggregate principal amount of up to $1,550,000,000 and, to date, including this offering, an aggregate of $329,886,000 Medium-Term Notes, Series A, $620,114,000, Series B, and $1,375,904,000 Series C
have been issued.